  Schedule for Computation of               Initial
  Fund Performance Data                     Invest of:
                                                           $1,000
                                            Offering
  Federated International Growth Fund
                                          Price/Share=     $10.00
  Class C Shares
  Return Since Inception 7/1/97             NAV=            $8.72
    ending 11/30/97

  FYE:  November 30, 1997
                                                                   Capital    Reinvest   Ending                 Total
                                        Beginning
  DECLARED:  Annually        Reinvest     Period      Dividend       Gain      Price     Period     Ending    Investment
  PAID:  Annually              Dates      Shares       /Share       /Share     /Share    Shares     Price       Value
                                7/31/97   100.000    0.000000000    0.00000      $0.00   100.000     $10.22
                                                                                                               $1,022.00
                                8/31/97   100.000    0.000000000    0.00000      $0.00   100.000      $9.65      $965.00
                                9/30/97   100.000    0.000000000    0.00000      $0.00   100.000     $10.07
                                                                                                               $1,007.00
                               10/31/97   100.000    0.000000000    0.00000      $0.00   100.000      $8.99      $899.00
                               11/30/97   100.000    0.000000000    0.00000      $0.00   100.000      $8.72      $872.00

                                            Note:  The
                                          Fund has not
                                          paid any
                                          income or ST
                                          capital gain
                                          dividends in
                                          FYE 11/30/97.
  $1,000 (1+T) = Ending Value
                                      T =       -12.80%